NuScale Announces Strategic Shift to Product Services and Delivery Organization as Company Approaches Commercialization June 20, 2022 PORTLAND, Ore.- NuScale Power LLC (“NuScale”) announced today that the company will make a strategic shift from product development to product delivery by establishing the new VOYGR™ Services and Delivery (VSD) business unit. Comprised of services, supply chain, and client management functions, this new organization will be dedicated to working with customers and tasked with the delivery of services and equipment associated with the sale, development, delivery, and commercial operation of NuScale VOYGR™ power plants. After receiving the first ever small modular reactor design (SMR) approval from the U.S. Nuclear Regulatory Commission (NRC) in August 2020 August 2020, NuScale has been focused on completion of its deployment readiness program, including finalization of the standard plant design and supply chain readiness like extensive manufacturing trials. In May 2022, NuScale became the first publicly traded company focused on the design and deployment of SMR technology; this growth, in combination with this announced strategic shift, will bolster and accelerate the commercialization of NuScale’s SMR technology. Additionally, the customer-centric restructuring is a critical step to prepare the organization to scale and meet the rapidly growing global demand for NuScale’s premier clean energy solution. For NuScale’s current customer, Utah Associated Municipal Power Systems’ Carbon Free Power Project, current project activities include the placement of long-lead equipment orders. Other landmark customer engagements in Poland and Romania underscore the need for a proactive restructuring to ensure the efficient and effective delivery of NuScale’s contractual obligations for customer projects. “Positioning NuScale towards product delivery is a natural and exciting next step for the company,” said NuScale President and Chief Executive Officer John Hopkins. “We are dedicated to changing the power that changes the world. Working closely with our customers to deploy our groundbreaking SMR technology that is setting a new standard for clean, reliable, and safe power is a critical part of that mission.” The organization will be led by Thomas Mundy, who will transition from his role as NuScale’s Chief Commercial Officer (CCO) to President, VOYGR™ Services and Delivery, reporting to Hopkins, and will have full Profit and Loss (P&L) accountability for the new business unit. Mundy has served as NuScale’s CCO since 2017, and in this role, he oversaw critical commercial global business activities, including marketing, communications, business development and sales, and services functions for the United States and abroad. “As more utilities, institutions, and countries see NuScale’s VOYGR™ plants as the premier energy solution to address the challenge of mitigating climate change while protecting global prosperity, NuScale is ready to meet the moment.” said Thomas Mundy, President, VOYGR™ Services and Delivery. “That is why now is the pivotal time for NuScale to undergo this tactical expansion to prepare our organization to scale and ultimately to improve the energy futures for all.” In February 2022, the company expanded its leadership team to include Clayton Scott, who joined NuScale as Executive Vice President of Business Development in support of NuScale’s transition to a product and service delivery organization and was reporting to Mundy. Scott will continue to lead the sales and marketing and communications teams, and report directly to Hopkins. About NuScale Power NuScale Power Corporation (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (C) (503) 270-9329